UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2008

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 21, 2008, Heritage Commerce Corp (the “Company”) entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold (i) 40,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 462,963 shares of the Company’s common stock, no par value (the “Common Stock”), for an aggregate purchase price of $40,000,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock may be redeemed by the Company after three years. Prior to the end of three years, the Series A Preferred Stock may be redeemed by the Company only with proceeds from the sale of qualifying equity securities of the Company (a “Qualified Equity Offering”). The restrictions on redemption are set forth in the Certificate of Determination described in Item 5.03 below.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to antidilution adjustments, equal to $12.96 per share of the Common Stock. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

If the Company receives aggregate gross cash proceeds of not less than $40,000,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Series A Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”), if any, as soon as practicable (but not later than 30 days) after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock on December 31, 2009.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

The Company has filed a Press Release to announce the transaction with Treasury.  The press release is attached hereto as Exhibit 99.1.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS.

Upon issuance of the Series A Preferred Stock on November 21, 2008, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including the

Company’s restriction against increasing dividends from the last quarterly cash dividend per share ($0.08) declared on the Common Stock prior to October 14, 2008.  These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which the Series A Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series A Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Certificate of Determination, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Certificate of Determination described in Item 5.03.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

ITEM 5.03.	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 19, 2008, the Company filed a Certificate of Determination (the “Certificate of Determination”) with the California Secretary of State for the purpose of amending its Amended and Restated Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The Certificate of Determination is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Certificate of Determination for the Series A Preferred Stock

4.1	Certificate for the Series A Preferred Stock

4.2	Form of Warrant to Purchase Common Stock

10.1	Letter Agreement, dated November 21, 2008, between the Company and United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

99.1	Press Release, dated November 24, 2008, entitled “Heritage Commerce Corp Completes $40 Million Capital Raise as a Participant in U.S. Treasury Program”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: November 26, 2008	By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Certificate of Determination for the Series A Preferred Stock

4.1	Certificate for the Series A Preferred Stock

4.2	Form of Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated November 21, 2008, between the Company and United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

99.1	Press Release, dated November 24, 2008, entitled “Heritage Commerce Corp Completes $40 Million Capital Raise as a Participant in U.S. Treasury Program”